                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' C0NSENT

We consent to the use in Pre-Effective Amendment No. 2 to the Registration Statement No. 333-76581 of Merrill Lynch Disciplined Equity Fund, Inc. of our report dated June 18, 1999 and to the reference to us under the caption "Independent Auditors" both of which appear in the Statement of Additional Information, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
June 18, 1999